UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2012

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On February 6, 2012, we issued a press release and supplemental financial data with respect to our financial results for the quarter ended December 31, 2011. Copies of the press release and supplemental financial data are furnished as Exhibit 99.1 and Exhibit 99.2 to this report, respectively. The information contained in this Item 2.02 and the attached Exhibit 99.1 and Exhibit 99.2 are furnished to, and not filed with, the Securities and Exchange Commission.

ITEM 8.01	Other Events

February 6, 2012 (San Francisco) – We reported operating results for the quarter and year ended December 31, 2011. All per share results are reported on a fully diluted basis.

Operational and Financial Highlights

•	Annual funds from operations (FFO) totaled $154.4 million, or $2.14 per share. Fourth quarter FFO totaled $43.3 million, or $0.57 per share.

•	Annual net income available to common shareholders totaled $66.5 million, or $0.93 per share. Fourth quarter net income available to common shareholders totaled $33.6 million, or $0.44 per share.

•	Year-over-year annual same-store revenues and net operating income (NOI) increased 3.4% and 4.3%, respectively. Physical occupancy averaged 95.5%; annual turnover in the same-store portfolio was 60%.

•	Year-over-year fourth quarter same-store revenues and NOI increased 5.5% and 6.6%, respectively. Physical occupancy averaged 95.4%; annualized turnover in the same-store portfolio was 53%.

•

Sold two assets in the Inland Empire during the fourth quarter for a sales price of $65.2 million and a gain on sale of $14.5 million. Also during the quarter we completed the sale of a property owned in an unconsolidated joint venture. Our share of the proceeds from the property sale totaled $4.8 million and resulted in a gain of $2.0 million (inclusive of a promote of $372,000). The gain and promote are excluded from FFO per share totals.

•	We issued 232,000 shares of common stock during the fourth quarter, at an average share price of $49.26 per share, with total gross proceeds of $11.4 million under our at-the-market equity program.

•

Subsequent to the end of the quarter, we amended and restated our unsecured revolving credit facility. The facility’s capacity remains at $750 million, and has an initial maturity date of April 2015 with an option to extend for an additional year provided certain conditions are met.

Fourth Quarter 2011

Funds from operations, the generally accepted measure of operating performance for real estate investment trusts, totaled $43.3 million, or $0.57 per share, for the fourth quarter 2011, compared with $9.8 million, or $0.15 per share, for the fourth quarter 2010. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.) FFO for the fourth quarter 2010 included a loss on retirement of debt totaling $22.9 million, or $0.36 per share.

Net income available to common shareholders for the fourth quarter 2011 totaled $33.6 million, or $0.44 per share, compared with net income of $149,000, or $0.00 per share, for the same period 2010. The fourth quarter 2011 results included gains on sales totaling $16.5 million or, $0.22 per share. The fourth quarter 2010 results included a gain on sale of real estate of approximately $15.2 million, or $0.24 per share, and the loss on retirement of debt cited above totaling $22.9 million, or $0.36 per share.

Total revenues from continuing operations for the quarter were $96.0 million, compared with $87.4 million for the fourth quarter 2010. Adjusted EBITDA for the quarter totaled $61.9 million, compared with $57.1 million in the fourth quarter 2010. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.)

Our year-over-year earnings and FFO results reflect the impact of the following during 2011: (1) increases in same-store property-level operating results over 2010 levels; (2) incremental NOI from acquired and newly completed properties in the last 24 months; (3) a reduction in interest expense due to lower leverage levels and higher levels of capitalized interest; and (4) a reduction in preferred stock dividends due to redemptions, and repurchases, which were offset by (5) a higher level of outstanding shares from equity issued in 2010 and 2011.

12-Month Period Ended December 31, 2011

For the annual period, FFO totaled $154.4 million, or $2.14 per share, compared with $98.9 million, or $1.58 per share, for the same period in 2010. FFO for the annual period in 2011 includes a $3.8 million, or $0.05 per share, preferred stock redemption charge. FFO for the annual period in 2010 included: (1) acquisition-related expenses totaling $4.0 million, or $0.06 per share; (2) one-time compensation costs related to the resignation of our chief operating officer, totaling $1.3 million, or $0.02 per share; and (3) a loss on retirement of debt totaling $23.5 million, or $0.38 per share. Net income available to common shareholders for 2011 period totaled $66.5 million, or $0.93 per diluted share, compared with $41.6 million, or $0.67 per diluted share, for the same period 2010. The year-to-date 2010 results included a gain on sales of real estate of approximately $40.1 million, or $0.65 per share and the non operating expenses cited above.

Same-Store Property Results

We define 2011 same-store properties as stabilized apartment communities we have owned since January 1, 2010. Of the 21,336 apartment units we own directly, same-store units totaled 18,641 for the quarter and year-to-date periods.

On a year-over-year basis, fourth quarter same-store revenues and NOI increased 5.5% and 6.6%, respectively. The revenue increase was driven by a 5.3% increase in revenue per unit earned during the period, coupled with a 20-basis-point increase in year-over-year financial occupancy levels.

On a sequential basis, same-store revenue increased 0.8%, NOI increased 2.5% and expenses decreased 2.8% over third quarter 2011 levels. The sequential quarter increase in revenues was driven by a 1.0% increase in revenue earned per unit during the fourth quarter, offset by a 20-basis-point decrease in financial occupancy.

Investment Activity

During the quarter we commenced construction on two sites; Wilshire La Brea, a 478-unit community in Los Angeles, Calif. and Solstice, a 280-unit community in Sunnyvale, Calif. We have four communities under construction at quarter-end. In addition to the two fourth quarter starts, construction is also in process at Lawrence Station, a 336-unit community in Sunnyvale, Calif., with estimated completion date in the first quarter of 2013; and Aviara, a 166-unit community in Mercer Island, Wash., with an estimated completion date in the second quarter of 2013. In addition to the four communities under construction, we own three land parcels (two in Northern California and one in Southern California) representing approximately 1,000 units of future development, and an estimated aggregate investment of approximately $424 million upon completion.

On November 15, 2011, we sold Windrush Village and Galleria at Towngate, two communities located in the eastern half of the Inland Empire, with a combined 634 units, for total sales proceeds of $65.2 million; with a gain on sale of $14.5 million. During 2010 and 2011, five properties were sold in the Inland Empire, reducing our exposure in this market to 5.1% of total NOI from 11.2% in 2009.

On December 22, 2011, Pinnacle at Hunter’s Glen, a 264-unit property in Denver, Colo., which was owned in an unconsolidated joint venture, was sold to a third party. Our share of the proceeds from the property sale totaled $4.8 million and resulted in a gain of $2.0 million (inclusive of a promote of $372,000). The gain and promote are excluded from FFO per share totals.

Capital Markets Activity

Under the at-the-market (ATM) equity distribution agreement filed with the Securities and Exchange Commission on Form 8-K on February 25, 2010, we issued 232,000 shares of common stock, at an average share price of $49.26 per share, with total gross proceeds of $11.4 million. The remaining capacity under the equity distribution agreement totals $163.6 million.

Subsequent to the end of the quarter, we amended and restated our unsecured revolving credit facility, maintaining borrowing capacity at $750 million and extending the maturity date of the facility from September 2012 to April 2015. Based on our current debt ratings, the revolving credit facility is priced at LIBOR plus 120 basis points with an annual facility fee of 20 basis points. Funds from the revolving credit facility will be used for acquisition and development activities as well as for general corporate purposes.

Common and Preferred Dividends Declared

On February 6, 2012, our Board of Directors approved regular common and preferred stock dividends for the quarter ending March 31, 2012. All common and preferred dividends will be payable on Friday, March 30, 2012 to shareholders of record on Thursday, March 15, 2012.

The board also approved a 2.7% increase for the 2012 common dividend to $0.385 per share quarterly. The quarterly dividend payment is equivalent to $1.54 per share on an annualized basis, and represents a yield of approximately 2.95% on Friday’s closing price of $52.27 per share. We have paid uninterrupted quarterly dividends to shareholders since being founded in 1970.

Our 6.75% Series D quarterly preferred dividend is $0.421875 per share.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the our capital resources, portfolio performance and results of operations, and is based on our current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. Our success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K as they may be updated from time to time by our subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no obligation to update this information. For more details, refer to our SEC filings, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

-XXX-

BRE Properties, Inc.

Consolidated Balance Sheets

Fourth Quarter 2011

(Unaudited, dollar amounts in thousands except per share data)

	December 31, 2011	December 31, 2010
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$3,607,045	$3,464,466
Construction in progress	246,347	29,095
Less: accumulated depreciation	(729,151)	(640,456)

	3,124,241	2,853,105

Equity in real estate joint ventures:
Investments	63,313	61,132

Land under development	101,023	183,291

Total real estate portfolio	3,288,577	3,097,528

Cash	9,600	6,357
Other assets	54,444	52,362

TOTAL ASSETS	$3,352,621	$3,156,247

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$724,957	$773,076
Unsecured line of credit	129,000	209,000
Mortgage loans payable	808,714	810,842
Accounts payable and accrued expenses	63,273	52,070

Total liabilities	1,725,944	1,844,988

Redeemable noncontrolling interests	16,228	34,866

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 2,159,715 and 7,000,000 shares with $25 liquidation preference issued and outstanding at December 31, 2011 and December 31, 2010, respectively.	22	70
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 75,556,167 and 64,675,815 at December 31, 2011 and December 31, 2010, respectively.	756	647
Additional paid-in capital	1,609,671	1,275,676

Total shareholders’ equity	1,610,449	1,276,393

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$3,352,621	$3,156,247

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended December 31, 2011 and 2010

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 12/31/11	Quarter ended 12/31/10	Twelve months ended 12/31/11	Twelve months ended 12/31/10
REVENUES
Rental income	$92,337	$84,451	$357,505	$322,510
Ancillary income	3,652	2,962	13,876	12,455

Total revenues	95,989	87,413	371,381	334,965

EXPENSES
Real estate	$30,263	$28,092	$119,212	$108,634
Provision for depreciation	25,672	23,778	102,574	90,038
Interest	18,103	21,428	74,964	84,894
General and administrative	5,697	5,116	21,768	20,570
Other expenses (1)	—	211	402	5,298

Total expenses	79,735	78,625	318,920	309,434

Other income	657	681	2,536	2,934
Net (loss) from extinguishment of debt	—	(22,949)	—	(23,507)

Net income before noncontrolling interests, partnership income and discontinued operations	16,911	(13,480)	54,997	4,958

Income from unconsolidated entities	726	586	2,888	2,178
Net gain on sale of unconsolidated entities	2,022	—	4,270	—

Income/(loss) from continuing operations	19,659	(12,894)	62,155	7,136

Discontinued operations:
Discontinued operations, net (2)	502	1,105	2,411	7,588
Net gain on sales of discontinued operations	14,489	15,226	14,489	40,111

Income from discontinued operations	14,991	16,331	16,900	47,699

NET INCOME	$34,650	$3,437	$79,055	$54,835

Redeemable noncontrolling interest in income	165	335	1,168	1,446
Redemption related preferred stock issuance cost	—	—	3,771	—
Dividends attributable to preferred stock	911	2,953	7,655	11,813

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$33,574	$149	$66,461	$41,576

Net income per common share—basic	$0.45	$0.00	$0.93	$0.67

Net income per common share—diluted	$0.44	$0.00	$0.93	$0.67

Weighted average shares outstanding—basic	75,415	64,305	71,220	61,420

Weighted average shares outstanding—diluted	75,830	64,305	71,670	61,850

(1)	For the quarter ended December 31, 2011, there were no acquisition costs reported in other expenses. For the quarter ended December 31, 2010, other expenses include $211,000 of acquisition costs. For the twelve months ended December, 2011, $402,000 of acquisition costs were reported in other expenses. For the twelve months ended Decemeber 31, 2010, other expenses include a one-time $1,300,000 charge associated with the resignation of our COO and $3,998,000 related to acquisition costs.
(2)	For 2011, includes two properties sold during the twelve months ended December 31, 2011. For 2010, includes includes two properties sold during the twelve months ended December 31, 2011 and four operating properties sold during the twelve months ending December 31, 2010.

	Quarter ended 12/31/11	Quarter ended 12/31/10	Twelve months ended 12/31/11	Twelve months ended 12/31/10
Rental and ancillary income	$919	$2,646	$6,239	$19,466
Real estate expenses	(417)	(981)	(2,462)	(7,532)
Provision for depreciation	—	(560)	(1,366)	(4,346)

Income from discontinued operations, net	$502	$1,105	$2,411	$7,588

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 12/31/2011	Quarter Ended 12/31/2010	Twelve Months Ended 12/31/2011	Tweleve Months Ended 12/31/2010
Net income available to common shareholders	$33,574	$149	$66,461	$41,576
Depreciation from continuing operations	25,672	23,778	102,574	90,038
Depreciation from discontinued operations	—	560	1,366	4,346
Redeemable noncontrolling interest in income	165	—	1,168	1,446
Depreciation from unconsolidated entities	512	501	2,052	1,991
Net gain on sales of discontinued operations	(14,489)	(15,226)	(14,489)	(40,111)
Net gain on sale of unconsolidated entities	(2,022)	—	(4,270)	—
Less: Redeemable noncontrolling interest in income not convertible into common shares	(105)	—	(420)	(420)

Funds from operations	$43,307	$9,762	$154,442	$98,866

Diluted shares outstanding—EPS	75,830	64,305	71,670	61,850
Net income per common share—diluted	$0.44	$—	$0.93	$0.67

Diluted shares outstanding—FFO	76,100	64,725	72,180	62,535
FFO per common share—diluted	$0.57	$0.15	$2.14	$1.58

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter Ended 12/31/2011	Quarter Ended 12/31/2010	Twelve Months Ended 12/31/2011	Twleve Months Ended 12/31/2010
Net income available to common shareholders	$33,574	$149	$66,461	$41,576
Interest, including discontinued operations	18,103	21,428	74,964	84,894
Depreciation, including discontinued operations	25,672	24,338	103,940	94,384

EBITDA	77,349	45,915	245,365	220,854
Redeemable noncontrolling interest in income	165	335	1,168	1,446
Net gain on sales	(14,489)	(15,226)	(14,489)	(40,111)
Dividends on preferred stock	911	2,953	7,655	11,813
Other expenses	—	211	402	5,298
Net loss from extinguishment of debt	—	22,949	—	23,507
Net gain on sale of unconsolidated entities	(2,022)	—	(4,270)	—
Redemption related to preferred stock issuance cost	—	—	3,771	—

Adjusted EBITDA	$61,914	$57,137	$239,602	$222,807

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead from acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter Ended 12/31/2011	Quarter Ended 12/31/2010	Twelve Months Ended 12/31/2011	Twleve Months Ended 12/31/2010
Net income available to common shareholders	$33,574	$149	$66,461	$41,576
Interest, including discontinued operations	18,103	21,428	74,964	84,894
Depreciation, including discontinued operations	25,672	24,338	103,940	94,384
Redeemable noncontrolling interest in income	165	335	1,168	1,446
Net gain on sales	(14,489)	(15,226)	(14,489)	(40,111)
Net gain on sale of unconsolidated entities	(2,022)	—	(4,270)	—
Dividends on preferred stock	911	2,953	7,655	11,813
General and administrative expense	5,697	5,116	21,768	20,570
Other expenses	—	211	402	5,298
Net loss from extinguishment of debt	—	22,949	—	23,507
Redemption related to preferred stock issuance cost	—	—	3,771	—

NOI	$67,611	$62,253	$261,370	$243,377

Less Non Same-Store NOI	10,713	8,898	40,425	31,490

Same-Store NOI	$56,898	$53,355	$220,945	$211,887

Exhibit B: 2011 Financial Outlook (page 1 of 2)

(dollars in thousands, except per share amounts)

2012: EPS & FFO per share guidance

	Low End	High End
Earnings per share	$1.00	$1.10
Depreciation per share	$1.30	$1.30
Funds from operations per share	$2.30	$2.40

2012: Same-store outlook

	Low End	High End
Same-store revenue (2012 vs 2011)	5.00%	6.75%
Same-store expense (2012 vs 2011)	4.50%	4.00%
Same-store net operating income (2012 vs 2011)	5.25%	8.00%

Regional breakdown of same store revenues	Low End	High End	% of Total Same Store Revenues
Seattle	6.25%	7.75%	14.5%
San Francisco Bay Area	8.25%	9.75%	21.2%
Southern California	3.75%	5.25%	60.0%
Non Core markets	4.50%	5.50%	4.3%

Total	5.00%	6.75%	100.0%

Detail of same store expense growth	2011 Actual	2012 Low End	% increase	2012 High End	% increase
Same store expenses—guidance	$110,425	$115,395	4.50%	$114,842	4.00%
Less property tax expense	$(31,999)	$(34,224)		$(34,224)
Less revenue management costs	$—	$(600)		$(600)

Same-store exp adjusted for non routine	$78,426	$80,570	2.73%	$80,018	2.03%

2012: Other elements of guidance

2012 Same-store and non same-store pools

	Communities	Units
Ending 2011 communities
Same-store	66	18,641
Non same-store
Acquisition communities	7	1,689
Lease-up communities	2	566
Renovation communities	1	440
2011 pool adjustments
2011 lease-up communities moved to 2012 same-store	1	296
2010 acquisition communities moved to 2012 same store	4	1,037
2012 Communities
Same-store	71	19,974
Non same-store
Lease-up communities	1	270
Acquisition communities (acquired in 2011)	3	652
Renovation communities	1	440

Operating and capital elements	Level / Range
Occupancy (same-store)	95.5%
LIBOR (average)	50 - 75 bps
Weighted average cost of debt outstanding	5.30% - 5.40%
Operating property acquisitions	—		—
Development advances	$190,000	—	$240,000
Capitalized interest	$20,000	—	$21,500
Debt maturities	$100,500		$100,500
Revenue enhancing rehab	$30,000	—	$55,000
Recurring capital expenditures	$21,000	—	$23,000
Common stock	$50,000	—	$175,000
Property sales / land sales	$—	—	$150,000
Debt issuance	$—	—	$300,000

Detail of increase in shares outstanding	Low End	High End
Shares outstanding 12/31/11	76,160	76,160
Impact of share issuance in 2012 Outlook (weighted avg.)	540	1,540

2012 Outlook weighted average shares outstanding	76,700	77,700

Exhibit B: 2012 Financial Outlook (page 2 of 2)

2012: Detail of financial outlook line items against comparable 2011 actual results (dollar amounts in thousands except per share amounts)

	2011 Actual	2012 Low End		2012 High End
Rental and ancillary revenues
Same-store (1)	$348,656	$366,089	5.00%	$372,190	6.75%

Non same-store (1)
Lease-up communities	5,764	7,300		7,800
Acquisition communities	8,369	13,800		14,500
Renovation communities	6,909	7,000		7,250
Commercial & other	1,683	1,705		1,705

Total rental and ancillary revenues	371,381	395,894		403,445

Real estate expenses
Same-store (1)	110,425	115,395	4.50%	114,842	4.00%
Non same-store (1)
Lease-up communities	1,987	2,400		2,300
Acquisition communities	3,201	5,000		4,900
Renovation communities	1,929	1,950		1,900
Commercial & other	1,670	1,651		1,601

Total real estate expenses	119,213	126,395		125,543

Property level net operating income
Same-store (1)	238,230	250,694	5.25%	257,348	8.00%
Non same-store (1)
Lease-up communities	3,778	4,900		5,500
Acquisition communities	5,167	8,800		9,600
Renovation communities	4,980	5,050		5,350
Commercial & other	13	55		105

Total property level net operating income	252,168	269,499		277,902

2012 acquisition communities (net)		—		—

Non real estate expenses
Provision for depreciation	102,574	100,000		100,000
General & administrative	21,768	23,000		22,000
Interest expense	74,964	72,500		68,000
Other expenses	402	—		—
Loss on retirement of debt	—	—		—

Total non real estate expenses	199,708	195,500		190,000

Partnership and other income
Partnership income	2,888	2,800		2,800
Net gain on sale of unconsolidated entity	4,270	—		—
Other income non property related	2,536	2,000		2,100

Total partnership and other income	9,693	4,800		4,900
Discontinued operations—communities sold
Net operating income	3,777	—		(3,750)
Depreciation	(1,366)	—		—
Gain on sales of discontinued operations	14,489	—		—

Total discontinued operations	16,900	—		(3,750)

Redeemable noncontrolling interest in income	1,168	600		600
Preferred stock dividends	7,655	3,645		3,645
Redemption related preferred stock issuance costs	3,771	—		—

Net income available to common shareholders	$66,459	$74,554		$84,808

Reconciliation to funds from operations
Depreciation from continuing and discontinued ops	103,940	100,000		100,000
Depreciation from unconsolidated entities	2,052	1,800		1,800
Convertible redeemable noncontrolling interests in income	749	186		186
Gain on sales of discontinued operations	(14,489)	—		—
Net gain on sale of unconsolidated entity	(4,270)	—		3,750

Funds from operations	$154,442	$176,540		$186,794

Diluted shares outstanding—FFO	72,180	76,700		77,700

FFO per common share	$2.14	$2.30		$2.40

(1)	2011 Actual Same-store and Non Same-store communities are presented to reflect results for the comparable 2012 community pool composition.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated February 6, 2012, including attachments.

99.2	Supplemental Financial data dated February 6, 2012, including attachments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc. (Registrant)

Date: February 6, 2012	/s/ John A. Schissel
John A. Schissel Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated February 6, 2012, including attachments.

99.2	Supplemental Financial data dated February 6, 2012, including attachments.